Execution Version

GLORI ENERGY INC.

SERIES C-1 PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

April 30, 2013

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Exhibit A	Schedule of Purchasers
Exhibit B	Form of Amended and Restated Certificate of Incorporation
Exhibit C	Form of Warrant

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SERIES C-1 PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

THIS SERIES C-1 PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (the “Agreement”) is entered into as of this 30th day of April, 2013, by and among Glori Energy Inc. (f/k/a Glori Oil Limited), a Delaware corporation (the “Company”), and the purchasers listed from time to time on Exhibit A attached hereto (each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company, (a) shares of Series C-1 Preferred Stock, par value $0.0001 per share (the “Series C-1 Preferred Stock”), and (b) warrants (the “Warrants”) to purchase shares of Series C-1 Preferred Stock, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties hereto hereby agree as follows:

1.          Purchase and Sale of Series C-1 Preferred Stock and Warrants.

1.1           Sale and Issuance of Series C-1 Preferred Stock and Warrants; Closing Date.

(a)          The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Closing (as defined below) the Amended and Restated Certificate of Incorporation in the form of Exhibit B attached hereto (the “Restated Certificate”).

(b)          Subject to the terms and conditions of this Agreement, the Purchasers agree to purchase at the Closing, and the Company agrees to sell and issue to the Purchasers at the Closing, that number of shares of Series C-1 Preferred Stock set forth in the column designated “Closing Shares” opposite such Purchaser’s name on Exhibit A, at a purchase price of $2.741 per share. The consideration for the purchased shares of Series C-1 Preferred Stock shall be paid in cash. The shares of Series C-1 Preferred Stock, when issued to the Purchasers pursuant to this Agreement, shall be referred to in this Agreement as the “Shares.”

(c)          Subject to the terms and conditions of this Agreement, the Company agrees to issue to each Purchaser at the Closing Warrants to purchase that number of shares of Series C-1 Preferred Stock set forth opposite such Purchaser’s name on Exhibit A at an exercise price of $2.741 per share of Series C-1 Preferred Stock. The Warrants shall be in the form of Exhibit C attached hereto. The shares of Series C-1 Preferred Stock for which the Warrants are exercisable are herein referred to as “Warrant Shares”.

(d)          Notwithstanding anything to the contrary contained in this Agreement, including this Section 1.1, payment for the shares of Series C-1 Preferred Stock purchased by Gentry Glori Investment III LLC (“Gentry III”) hereunder shall be made on or before May 30, 2013. Gentry III acknowledges and agrees that it has purchased such shares on the Closing Date and its obligation to make payment for such shares on or before May 30, 2013 is irrevocable and unconditional, subject only to delivery of a certificate by the Company representing such shares and a Warrant exercisable for the number of Warrant Shares set forth opposite Gentry III’s name on Exhibit A.

1.2           Closing; Delivery.

(a)          The purchase and sale of the Shares and the Warrants in the amounts as set forth on Exhibit A shall take place remotely via the exchange of documents and signatures, at 10:00 a.m., Houston, Texas time, on the date hereof, or at such other time and place as the Company and the Purchasers purchasing a majority of the Closing Shares mutually agree upon, orally or in writing (which time and place are designated as the “Closing”).

(b)          At the Closing, the Company shall deliver to each Purchaser (i) a certificate representing the Shares being purchased by such Purchasers at the Closing against payment of the purchase price therefor by wire transfer to a bank account designated by the Company and (ii) a Warrant exercisable for the number of Warrant Shares set forth on Exhibit A to this Agreement.

1.3           Use of Proceeds. In accordance with the directions of the Company’s Board of Directors, as it shall be constituted in accordance with the Fourth Amended and Restated Voting Agreement, the Company will use the proceeds from the sale of the Shares and Warrants for contribution to a wholly owned subsidiary for its acquisition of oil and gas properties (consistent with the Company’s current business model), working capital and general corporate purposes. The Company acknowledges that Texas ACP I, L.P. and Texas ACP Venture Partners I, LLC have restrictions on the use of proceeds of their investments.  The Company further acknowledges that no more than 50% of the proceeds received from Texas ACP I, L.P will be used for any repayment of indebtedness or any distributions to any of the stockholders of the Company and that none of the proceeds received from Texas ACP Venture Partners I, LLC will be used for any repayment of indebtedness or any distributions to any of the stockholders of the Company.

1.4           Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

“Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any partner, officer, director, member or employee of such Person and any venture capital fund now or hereafter existing that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, such Person.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, trade secrets, licenses, domain names, mask works, information and proprietary rights and processes as are necessary to the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

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“Fourth Amended and Restated Investors’ Rights Agreement” means the agreement among the Company, The Energy and Resources Institute, the Purchasers and certain other stockholders of the Company, dated as of the date of the Closing, in form and substance reasonably satisfactory to the parties hereto.

“Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement” means the agreement among the Company, the Purchasers, and certain other stockholders of the Company, dated as of the date of the Closing, in form and substance reasonably satisfactory to the parties hereto.

“Fourth Amended and Restated Voting Agreement” means the agreement among the Company, the Purchasers and certain other stockholders of the Company, dated as of the date of the Closing, in form and substance reasonably satisfactory to the parties hereto.

“Indemnification Agreement” means the indemnification agreement between the Company and the director designated by any Purchaser entitled to designate a member of the Board of Directors pursuant to the Fourth Amended and Restated Voting Agreement.

“Key Employee” means any executive-level employee (including vice president-level positions) as well as any employee or consultant who either alone or in concert with others develops, invents, programs or designs any Company Intellectual Property.

“Knowledge,” including the phrase “to the Company’s knowledge,” shall mean the actual knowledge after reasonable investigation of the following officers: Stuart M. Page, Victor Perez and Dr. Thomas Ishoey.

“Legal Opinion” means the opinion of Fulbright & Jaworski L.L.P. addressed to the Purchasers, in the form and substance reasonably satisfactory to the Purchasers hereto.

“Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Company and its subsidiaries, taken as a whole.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Purchaser” means each of the Purchasers who is a party to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series C Preferred Stock Purchase Agreement” means that certain Series C Preferred Stock Purchase Agreement, dated December 30, 2011, between the Company and the other parties named therein, as amended by that certain First Amendment to Series C Preferred Stock Purchase Agreement, dated January 19, 2012, between the Company and the other parties named therein.

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“Transaction Agreements” means this Agreement, the Fourth Amended and Restated Investors’ Rights Agreement, the Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement, the Fourth Amended and Restated Voting Agreement and the Indemnification Agreements.

2.          Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that, except as set forth on the disclosure letter delivered by the Company to the Purchasers (the “Disclosure Letter”), which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are, to the Company’s knowledge, true and complete as of the date of the Closing, except as otherwise indicated. The Disclosure Letter shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 2, and the disclosures in any section or subsection of the Disclosure Letter shall qualify other sections and subsections in this Section 2 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

For purposes of these representations and warranties (other than those in Sections 2.2, 2.3, 2.4, 2.5 and 2.6), the term “the Company” shall include any subsidiaries of the Company, unless otherwise noted herein.

2.1           Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.2           Capitalization. The authorized capital of the Company consists, immediately prior to the Closing, of:

(a)          100,000,000 shares of common stock, $0.0001 par value per share (the “Common Stock”), 3,095,771 shares of which are issued and outstanding immediately prior to the Closing. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. The Company holds no treasury stock and no shares of Preferred Stock in its treasury.

(b)          26,039,655 shares of preferred stock, $0.0001 par value per share (the “Preferred Stock”), (i) 521,852 of which have been designated Series A Preferred Stock, 475,541 of which are issued and outstanding immediately prior to the Closing, (ii) 2,901,052 of which have been designated Series B Preferred Stock, 2,901,052 of which are issued and outstanding immediately prior to the Closing, (iii) 13,780,033 of which have been designated Series C Preferred Stock, 7,296,607 of which are issued and outstanding immediately prior to the Closing, and (iv) 8,836,718 of which have been designated Series C-1 Preferred Stock, none of which are issued and outstanding immediately prior to the Closing. The rights, privileges and preferences of the Preferred Stock are as stated in the Restated Certificate and as provided by the general corporation law of the jurisdiction of the Company’s incorporation.

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(c)          The Company has reserved 5,709,285 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2006 Stock Option and Grant Plan duly adopted by the Board of Directors and approved by the Company stockholders (the “Stock Plan”). Of the 5,709,285 shares of Common Stock reserved for issuance under the Stock Plan, (x) 5,039,123 of such shares are reserved for issuance upon exercise of currently outstanding options, (y) 551,130 of such shares are currently issued and outstanding that were issued upon exercise of options granted, or pursuant to restricted stock purchases effected, under the Stock Plan, and (z) 119,032 shares remain available for future stock options and other awards permitted under the Plan. The Company has furnished to the Purchasers complete and accurate copies of the Stock Plan and forms of agreements used thereunder.

(d)          Section 2.2(d) to the Disclosure Letter sets forth the capitalization of the Company immediately following the Closing (and reflects the purchase by Gentry III of Series C-1 Preferred Stock under Section 1.1(d)), including the number of shares of the following: (i) issued and outstanding Common Stock, including, with respect to restricted Common Stock, vesting schedule and repurchase price; (ii) issued stock options, including vesting schedule and exercise price; (iii) stock options not yet issued but reserved for issuance; (iv) each series of Preferred Stock; and (v) warrants or stock purchase rights, including the Warrants. Except for (A) the conversion privileges of the Shares and exercise rights with respect to the Warrant Shares to be issued under this Agreement and the conversion privileges of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series C-1 Preferred Stock, (B) the rights provided in Section 4 of the Fourth Amended and Restated Investors’ Rights Agreement, and (C) the securities and rights described in this Section 2.2 and on Section 2.2(d) to the Disclosure Letter, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series C-1 Preferred Stock, or any securities convertible into or exchangeable for shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series C-1 Preferred Stock. Except as set forth on Section 2.2(d) to the Disclosure Letter, all outstanding shares of the Common Stock and all shares of the Common Stock underlying outstanding options are subject to (i) a right of first refusal in favor of the Company upon any proposed transfer (other than transfers for estate planning purposes); and (ii) a lock-up or market standoff agreement of not less than 180 days following the Company’s initial public offering pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act.

(e)          Except as set forth on Section 2.2(e) to the Disclosure Letter, none of the Company’s stock purchase agreements or stock option documents contains a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events. The Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means. Except as set forth in the Restated Certificate, the Company has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock.

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(f)          No stock options, stock appreciation rights or other equity-based awards issued or granted by the Company are subject to the requirements of Section 409A of the Code. Each “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Code and the guidance thereunder) under which the Company makes, is obligated to make or promises to make, payments (each, a “409A Plan”) complies in all material respects, in both form and operation, with the requirements of Section 409A of the Code and the guidance thereunder. No payment to be made under any 409A Plan is, or to the knowledge of the Company will be, subject to the penalties of Section 409A(a)(1) of the Code.

2.3           Subsidiaries. Except as set forth on Section 2.3 to the Disclosure Letter, the Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

2.4           Authorization. All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into the Transaction Agreements, and to issue the Shares at the Closing and the Common Stock issuable upon conversion of the Shares, has been taken or will be taken prior to the Closing. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements to be performed as of the Closing, and the issuance and delivery of the Shares and Warrants has been taken or will be taken prior to the Closing. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Fourth Amended and Restated Investors’ Rights Agreement and each Indemnification Agreement may be limited by applicable federal or state securities laws.

2.5           Valid Issuance of Shares. The Shares, Warrants and Series C Warrants, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, the Restated Certificate, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser. Assuming the accuracy of the representations of the Purchasers in Section 3 of this Agreement and subject to the filings described in Section 2.6(ii) below, the Shares, Warrants and Series C Warrants will be issued in compliance with all applicable federal and state securities laws. The Series C-1 Preferred Stock issuable upon exercise of the Warrants, the Series C Preferred Stock issuable upon exercise of the Series C Warrants, and the Common Stock issuable upon conversion of the Shares, the Warrant Shares and the Series C Warrant Shares has been duly reserved for issuance, and upon issuance in accordance with the terms of the Restated Certificate, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, the Restated Certificate, applicable federal and state securities laws and liens or encumbrances created by or imposed by a Purchaser. Based in part upon the representations of the Purchasers in Section 3 of this Agreement, and subject to Section 2.6 below, the Common Stock issuable upon conversion of the Shares, the Warrant Shares and the Series C Warrant Shares will be issued in compliance with all applicable federal and state securities laws.

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2.6           Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the Restated Certificate, which will have been filed as of the Closing, and (ii) filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.

2.7           Litigation. Except as set forth on Section 2.7 to the Disclosure Letter, there is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, to the Company’s knowledge, currently threatened (i) against the Company or any officer, director or Key Employee of the Company arising out of their employment or board relationship with the Company; (ii) that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Agreements; or (iii) that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor, to the Company’s knowledge, any of its officers, directors or Key Employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or Key Employees, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

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2.8           Intellectual Property. The Company owns or possesses sufficient legal rights to all Company Intellectual Property without any known conflict with, or infringement of, the rights of others. To the Company’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. Other than as set forth on Section 2.8 to the Disclosure Letter, other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person. The Company has not received any communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person. The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business. To the Company’s knowledge, it will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company. Each Company employee and consultant who has contributed to the Company Intellectual Property has assigned to the Company all intellectual property rights he or she owns that are part of the Company Intellectual Property. Section 2.8 to the Disclosure Letter lists all Company Intellectual Property that is registered or for which a pending registration has been filed. The Company has not embedded any open source, copyleft or community source code in any of its products generally available or in development, including but not limited to any libraries or code licensed under any General Public License, Lesser General Public License or similar license arrangement. For purposes of this Section 2.8, the Company shall be deemed to have knowledge of a patent right if the Company has actual knowledge of the patent right or would be found to be on notice of such patent right as determined by reference to United States patent laws.

2.9           Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of its Restated Certificate or Bylaws, (ii) of any instrument, judgment, order, writ or decree in which the Company is named or by which it is bound, (iii) under any note, indenture or mortgage, or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Letter, or of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

2.10         Agreements; Actions.

(a)          Except for the Transaction Agreements and except as set forth on Section 2.10 of the Disclosure Letter, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $100,000, (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other Person that limit the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

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(b)          Except as set forth on Section 2.10 to the Disclosure Letter, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $100,000 or in excess of $1,000,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business. For the purposes of subsections (b) and (c) of this Section 2.10, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.

(c)          The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

2.11         Certain Transactions.

(a)          Except as set forth on Section 2.11 to the Disclosure Letter, and other than (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the Board of Directors, and (iii) the purchase of shares of the Company’s capital stock and the issuance of options to purchase shares of the Company’s Common Stock, in each instance, approved in the written minutes of the Board of Directors (previously provided to the Purchasers or their counsel), there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, consultants or Key Employees, or any Affiliate thereof.

(b)          Except as set forth on Section 2.11 to the Disclosure Letter, the Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. Except as set forth on Section 2.11 to the Disclosure Letter, none of the Company’s directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing (i) is, directly or indirectly, indebted to the Company or, (ii) to the Company’s knowledge, has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that directors, officers or employees or stockholders of the Company may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies that may compete with the Company. None of the Company’s Key Employees or directors or any members of their immediate families or any Affiliate of any of the foregoing are, directly or indirectly, interested in any contract with the Company. None of the directors or officers, or any members of their immediate families, has any material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s customers, suppliers, service providers, joint venture partners, licensees and competitors.

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2.12         Rights of Registration and Voting Rights. Except as provided in the Fourth Amended and Restated Investors’ Rights Agreement, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Company’s knowledge, except as contemplated in the Fourth Amended and Restated Voting Agreement, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

2.13         Absence of Liens. Except as set forth on Section 2.13 to the Disclosure Letter, the property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets.

2.14         Financial Statements. The Company has delivered to each Purchaser its audited financial statements as of December 31, 2011 and for the fiscal year ended December 31, 2011, and its unaudited financial statements (including balance sheet, income statement and statement of cash flows) as of December 31, 2012 (the “Balance Sheet Date”) and for the period ended December 31, 2012 (collectively, the “Financial Statements”). Except as set forth in Section 2.14 to the Disclosure Letter, the Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than liabilities incurred in the ordinary course of business subsequent to the Balance Sheet Date, obligations under contracts and commitments incurred in the ordinary course of business and liabilities and obligations of a type or nature not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

2.15         Changes. Since the Balance Sheet Date, there have been no events or circumstances of any kind that have had or could reasonably be expected to result in a Material Adverse Effect.

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2.16         Employee Matters.

(a)          As of the date hereof, the Company employs 29 full-time employees, no part-time employees and no temporary employee and engages three consultants or independent contractors. Section 2.16(a) of the Disclosure Letter sets forth a detailed description of all compensation, including salary, bonus, severance obligations and deferred compensation paid or payable for each officer, employee, consultant and independent contractor of the Company who received compensation in excess of $50,000 for the fiscal year ended December 31, 2012 or is anticipated to receive compensation in excess of $50,000 for the fiscal year ending December 31, 2013.

(b)          To the Company’s knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Company or that would conflict with the Company’s business. Neither the execution or delivery of the Transaction Agreements, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as now conducted and as presently proposed to be conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

(c)          The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants, or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification, and collective bargaining. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties, or other sums for failure to comply with any of the foregoing.

(d)          Except as set forth on Section 2.16(d) to the Disclosure Letter, to the Company’s knowledge, no Key Employee intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as a Key Employee, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each employee of the Company is terminable at the will of the Company. Except as set forth on Section 2.16(d) to the Disclosure Letter or as required by law, upon termination of the employment of any such employees, no severance or other payments will become due. Except as set forth on Section 2.16(d) to the Disclosure Letter, the Company has no policy, practice, plan, or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

(e)          Except as set forth on Section 2.16(e) to the Disclosure Letter, to the Company’s knowledge, the Company has not made any representations regarding equity incentives to any officer, employees, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes of meetings of the Company’s Board of Directors.

(f)          Except as set forth on Section 2.16(f) to the Disclosure Letter, each former Key Employee whose employment was terminated by the Company has entered into an agreement with the Company providing for the full release of any claims against the Company or any related party arising out of such employment.

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(g)          Section 2.16(g) to the Disclosure Letter sets forth each employee benefit plan maintained, established or sponsored by the Company, or which the Company participates in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Company has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, and has complied in all material respects with all applicable laws for any such employee benefit plan.

(h)          The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge, threatened, which could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees.

(i)          To the Company’s knowledge, none of the Key Employees or directors of the Company has been (a) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his business or property; (b) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) subject to any order, judgment, or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from engaging, or otherwise imposing limits or conditions on his engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (d) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities, commodities, or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

2.17         Tax Returns and Payments. There are no federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid. There are no accrued and unpaid federal, state, country, local or foreign taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

2.18         Insurance. The Company has in full force and effect fire and casualty insurance policies with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed.

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2.19         Confidential Information and Invention Assignment Agreements. Each current and former employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Purchasers (the “Confidential Information Agreements”). No current or former Key Employee has excluded works or inventions from his or her assignment of inventions pursuant to such Key Employee’s Confidential Information Agreement. The Company is not aware that any of its Key Employees is in violation thereof.

2.20         Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.21         Corporate Documents. The Restated Certificate and Bylaws of the Company are in the form provided to the Purchasers. The copy of the minute books of the Company provided to the Purchasers contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflects in all material respects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes.

2.22         Real Property Holding Corporation. The Company is not now and has never been a “United States real property holding corporation” as defined in the Code and any applicable regulations promulgated thereunder. The Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under such regulations.

2.23         Environmental and Safety Laws. Except as could not reasonably be expected to have a Material Adverse Effect (a) the Company is and has been in compliance with all Environmental Laws; (b) there has been no release or, to the Company’s knowledge, threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste, or petroleum or any fraction thereof, (each a “Hazardous Substance”) on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company; (c) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; and (d) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company, except for the storage of hazardous waste in compliance with Environmental Laws. The Company has made available to the Purchasers true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies, and environmental studies or assessments.

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For purposes of this Section 2.23, “Environmental Laws” means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

2.24         Qualified Small Business Stock. As of and immediately following the Closing: (i) the Company will be an eligible corporation as defined in Section 1202(e)(4) of the Code, (ii) the Company will not have made purchases of its own stock described in Code Section 1202(c)(3)(B) during the one-year period preceding the Closing, except for purchases that are disregarded for such purposes under Treasury Regulation Section 1.1202-2 and (iii) the Company’s aggregate gross assets, as defined by Code Section 1202(d)(2), at no time between its incorporation and through the Closing have exceeded $50 million, taking into account the assets of any corporations required to be aggregated with the Company in accordance with Code Section 1202(d)(3); provided, however, that in no event shall the Company be liable to the Purchasers or any other party for any damages arising from any subsequently proven or identified error in the Company’s determination with respect to the applicability or interpretation of Code Section 1202, unless such determination shall have been given by the Company in a manner either grossly negligent or fraudulent.

2.25         Disclosure. The Company has made available to the Purchasers all the information reasonably available to the Company that the Purchasers have requested for deciding whether to acquire the Shares. No representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Letter, and no certificate furnished or to be furnished to the Purchasers at the Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. It is understood that this representation is qualified by the fact that, except for the disclosures contained in this Agreement and in the Disclosure Letter, the Company has not delivered to the Purchasers, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information which may be furnished to purchasers of securities.

3.          Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company, severally and not jointly, that:

3.1           Authorization. The Purchaser has full power and authority to enter into the Transaction Agreements. The Transaction Agreements to which such Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.

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3.2           Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Shares and Warrants (including the Warrant Shares to be issued upon exercise of the Warrants) to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares or the Warrants (including the Warrant Shares to be issued upon exercise of the Warrants). The Purchaser has not been formed for the specific purpose of acquiring the Shares or the Warrants (including the Warrant Shares to be issued upon exercise of the Warrants).

3.3           Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchasers to rely thereon.

3.4           Restricted Securities. The Purchaser understands that the Shares and the Warrant Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Shares and the Warrant Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares and Warrant Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares, Warrant Shares, or the Common Stock into which it may be converted, for resale except as set forth in the Fourth Amended and Restated Investors’ Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.5           No Public Market. The Purchaser understands that no public market now exists for the Shares or the Warrant Shares, and that the Company has made no assurances that a public market will ever exist for the Shares and Warrant Shares.

3.6           Legends. The Purchaser understands that the Shares and Warrant Shares and any securities issued in respect of or exchange for the Shares and Warrant Shares, may bear one or all of the following legends:

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(a)          “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(b)          Any legend set forth in, or required by, the other Transaction Agreements.

(c)          Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares or Warrant Shares represented by the certificate so legended.

3.7           Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.8           Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares and Warrants or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares and Warrants, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares and Warrants. Such Purchaser’s subscription and payment for and continued beneficial ownership of the Shares and Warrants will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

3.9           No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares.

3.10         Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling Persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Shares or Warrants.

3.11         Residence. If the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on Exhibit A.

4.          Conditions to the Purchasers’ Obligations. The obligations of each Purchaser to purchase Shares and Warrants at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

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4.1           Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects as of the Closing, except that any such representations and warranties shall be true and correct in all respects where such representation and warranty is qualified with respect to materiality.

4.2           Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing.

4.3           Compliance Certificate. The Chief Executive Officer of the Company shall deliver to the Purchasers at the Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

4.4           Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares and Warrants pursuant to this Agreement shall be obtained and effective as of the Closing.

4.5           Board of Directors. As of the Closing, the authorized size of the Board shall be ten, and the Board shall be comprised of Jonathan Schulhof, Michael Schulhof, Stuart Page, Matthew Gibbs, Jasbir Singh, Ganesh Kishore, Mark Puckett, John Clarke, Larry Aschebrook and Damon Rawie.

4.6           Indemnification Agreements. The Company and each director designated by a Purchaser (other than the Purchaser relying upon this condition to excuse such Purchaser’s performance hereunder) shall have executed and delivered the Indemnification Agreements.

4.7           Fourth Amended and Restated Investors’ Rights Agreement. The Company and each Purchaser and the other stockholders of the Company named as parties thereto shall have executed and delivered the Fourth Amended and Restated Investors’ Rights Agreement.

4.8           Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement. The Company, each Purchaser, and the other stockholders of the Company named as parties thereto shall have executed and delivered the Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement.

4.9           Fourth Amended and Restated Voting Agreement. The Company, each Purchaser and the other stockholders of the Company named as parties thereto shall have executed and delivered the Fourth Amended and Restated Voting Agreement.

4.10         Restated Certificate. The Company shall have filed the Restated Certificate with the Secretary of State of Delaware on or prior to the Closing, which shall continue to be in full force and effect as of the Closing.

4.11         Secretary’s Certificate. The Secretary of the Company shall have delivered to the Purchasers at the Closing a certificate certifying (i) the Bylaws of the Company, (ii) resolutions of the Board of Directors of the Company approving the Transaction Agreements and the transactions contemplated under the Transaction Agreements, and (iii) resolutions of the stockholders of the Company approving the Restated Certificate.

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4.12         Series C Warrants. The Company shall have issued to each Person (including its Affiliates) that (a) purchased Series C Preferred Stock under the Series C Preferred Stock Purchase Agreement and (b) when aggregated with any Series C-1 Preferred Stock purchased by such Person’s Affiliates under this Agreement, is purchasing Series C-1 Preferred Stock under this Agreement in an amount at least equal to the lesser of (i) $1,000,000 or (ii) 50% of the value of the Series C Preferred Stock purchased by such Person under the Series C Preferred Stock Purchase Agreement, a warrant to purchase 0.325 shares of Series C Preferred Stock at an exercise price of $2.741 per share of Series C Preferred Stock for each $1.00 of Series C Preferred Stock purchased under the Series C Preferred Stock Purchase Agreement (the “Series C Warrants” and the shares of Series C Preferred Stock for which the Series C Warrants are exercisable are referred to as “Series C Warrant Shares”).

4.13         Legal Opinion. The Purchasers shall have received the Legal Opinion, dated as of the date of the Closing.

4.14         Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser, and each Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

5.          Conditions of the Company’s Obligations. The obligations of the Company to sell Shares and the Warrants to the Purchasers at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1           Representations and Warranties. The representations and warranties of each Purchaser contained in Section 3 shall be true and correct in all material respects as of the Closing.

5.2           Performance. The Purchasers shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing.

5.3           Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares and Warrants pursuant to this Agreement shall be obtained and effective as of the Closing.

5.4           Fourth Amended and Restated Investors’ Rights Agreement. Each Purchaser shall have executed and delivered the Fourth Amended and Restated Investors’ Rights Agreement.

5.5           Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement. Each Purchaser and the other stockholders of the Company named as parties thereto shall have executed and delivered the Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement.

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5.6           Fourth Amended and Restated Voting Agreement. Each Purchaser and the other stockholders of the Company named as parties thereto shall have executed and delivered the Fourth Amended and Restated Voting Agreement.

6.          Miscellaneous.

6.1           Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchasers or the Company.

6.2           Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3           Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

6.4           Counterparts; Facsimile. This Agreement, and Transaction Agreement or any other document prepared in connection with the transactions contemplated hereby may be executed and delivered by facsimile signature or by email in portable document format and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.5           Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6           Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Exhibit A, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 6.6. If notice is given to the Company, a copy shall also be sent to Fulbright & Jaworski L.L.P., Fulbright Tower, 1301 McKinney, Suite 5100, Houston, Texas, 77010-3095, Attn: Charles D. Powell. In the case of Rawoz, a copy of the notice shall also be sent to Mr. Rajiv Dhar, Executive Director (Finance), Omar Zawawi Establishment LLC at Post Box 879, Postal Code 100, Muscat, Oman, Fax No. 00968-24714339.

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6.7           No Finder’s Fees. Except as set forth in Section 6.7 to the Disclosure Letter, each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.8           Fees and Expenses. At the Closing, the Company shall pay up to a maximum of (a) $20,000 in reasonable fees and out-of-pocket expenses of Kelley Drye & Warren, LLP, counsel for Gentry-Glori Energy Investment LLC, Texas ACP I, L.P. and Texas ACP Venture Partners I, LLC, and (b) $10,000 in reasonable fees and out-of-pocket expenses of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel for various holders of Series B Preferred Stock.

6.9           Attorney’s Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Transaction Agreements, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.10         Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the holders of at least sixty-six and two thirds percent (66-2/3%) of the voting power of the then outstanding Series C-1 Preferred Stock. Any amendment or waiver effected in accordance with this Section 6.10 shall be binding upon the Purchasers and each transferee of the Shares and Warrants (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.

6.11         Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.12         Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

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6.13         Entire Agreement. This Agreement (including the Exhibits hereto), the Restated Certificate and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

6.14         Dispute Resolution. Any unresolved controversy or claim arising out of or relating to this Agreement, except (i) as otherwise provided in this Agreement, or (ii) for any such controversies or claims arising out of either party’s intellectual property rights for which a provisional remedy or equitable relief is sought, shall be submitted to arbitration by one arbitrator mutually agreed upon by the parties, and if no agreement can be reached within thirty (30) days, then by one arbitrator having reasonable experience in corporate finance transactions of the type provided for in this Agreement and who is chosen by the American Arbitration Association (the “AAA”). The arbitration shall take place in the city in Houston, Texas (unless otherwise agreed to in writing by the parties to the arbitration), in accordance with the AAA rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with the New York Code of Civil Procedure, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

6.15         Indemnification.

(a)          In consideration of each Purchaser’s execution and delivery of this Agreement and fulfillment of its, his or her obligations hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless each Purchaser and each Purchaser’s affiliates, officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses (including, without limitation, costs of suit and reasonable attorneys’ fees and expenses) in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought) (the “Indemnified Liabilities”), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to any breach of any representation, warranty, covenant or agreement made by the Company herein. Notwithstanding the foregoing, the Company shall have no obligation to defend, protect, indemnify and hold harmless under this Section 6.15(a) the Indemnitees with respect to Indemnified Liabilities to the extent resulting from or arising out of the negligence or willful misconduct of any Indemnitee. Subject to Section 6.15(b), the Company shall reimburse the Indemnitees for the Indemnified Liabilities as such Indemnified Liabilities are incurred. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

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(b)          In connection with the obligation of the Company to indemnify for expenses as set forth in Section 6.15(a) above, the Company shall, upon presentation of appropriate invoices containing reasonable detail, reimburse each Indemnitee for all such Indemnified Liabilities as they are incurred by such Indemnitee; provided, however, that if such Indemnified Liabilities are incurred pursuant to a cause of action initiated by an Indemnitee against the Company, between the Company and such Indemnitee, such Indemnified Liabilities shall be reimbursed by the Company upon the final determination by a court of competent jurisdiction that the Company has breached a representation, warranty, covenant or agreement made by the Company herein.

(c)          The obligations of the Company in respect of a claim for indemnification or any other claim related to this Agreement shall not include any consequential, punitive, special or exemplary damages, including any damages on account of lost profits or opportunities, business interruption or diminution in value. Notwithstanding anything to the contrary contained in this Agreement, the Company’s total liability to any Indemnitee under this Section 6.15 or otherwise out of any transaction contemplated herein shall not exceed the amounts actually paid to the Company by such Indemnitee for the Shares and Warrants pursuant to this Agreement.

(d)          Other than as set forth in this Section 6.15, or with respect to any claim for fraud in the negotiation or execution of this Agreement, indemnification pursuant to this Section 6.15 shall be the sole and exclusive remedy for the parties with respect to matters arising under this Agreement of any kind or nature, including for any misrepresentation or breach of any warranty, covenant, or other provision contained in this Agreement, and the parties hereby waive and release any other rights, remedies, causes of action, or claims that they have or that may arise against any other party with respect thereto.

6.16         No Commitment for Additional Financing. The Company acknowledges and agrees that no Purchaser has made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Shares and Warrants as set forth herein and subject to the conditions set forth herein. In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by any Purchaser or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by any Purchaser or its representatives and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by such Purchaser and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. Each Purchaser shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

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6.17         Principal Business Operations.  The Company will remain headquartered in the State of Texas and maintain business operations in the State of Texas and will not move its principal business operations from the State of Texas for a period of at least 90 days after the date of the Closing. As of the date of the Closing, the Company, together with its Affiliates, has 30 employees, of which 29 are Texas-based employees.  Any breach of this Section 6.17 shall require the Company to immediately refund in full the amount invested by Texas ACP I, L.P. and/or Texas ACP Venture Partners I, LLC.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Preferred Stock Purchase Agreement as of the date first written above.

GLORI ENERGY INC.

By:	/s/ Stuart Page
Stuart Page
President and Chief Executive Officer

Address:	4315 South Drive
Houston, TX 77053

Signature Page to Series C-1 Preferred Stock and Warrant Purchase Agreement

OXFORD BIOSCIENCE PARTNERS V L.P.
By: OBP Management V L.P.

By:	/s/ Matthew A. Gibbs
Matthew A. Gibbs – General Partner

mRNA FUND V L.P.
By: OBP Management V L.P.

By:	/s/ Matthew A. Gibbs
Matthew A. Gibbs – General Partner

Signature Page to Series C-1 Preferred Stock and Warrant Purchase Agreement

RAWOZ TECHNOLOGY COMPANY LTD.

By:	/s/ Waleed Omar Zawawi
Name: Waleed Omar Zawawi
Title: Director

Signature Page to Series C-1 Preferred Stock and Warrant Purchase Agreement

MALAYSIAN LIFE SCIENCES CAPITAL FUND LTD.

By:	Malaysian Life Sciences Capital Fund Management Company Ltd, its Manager

By:	/s/ Dr. Roger Earl Wyse
Dr. Roger Earl Wyse, Co-Chairman

Signature Page to Series C-1 Preferred Stock and Warrant Purchase Agreement

ENERGY TECHNOLOGY VENTURES, LLC

By:	/s/ Ricardo Angel
Name:	Ricardo Angel
Title:	Amortized Representative

Signature Page to Series C-1 Preferred Stock and Warrant Purchase Agreement

Texas ACP I, L.P.

By: ADVTG GP I, L.L.C., its General Partner

By:	/s/ Damon L. Rawie
Name:	Damon L. Rawie
Title:	Vice President

Texas ACP Venture Partners I, LLC

By:	/s/ Damon L. Rawie
Name:	Damon L. Rawie
Title:	Vice President

Signature Page to Series C-1 Preferred Stock and Warrant Purchase Agreement

GENTRY-GLORI ENERGY INVESTMENT II LLC

By:	/s/ Larry Aschebrook
Name:	Larry Aschebrook
Title:	Managing Memeber

GENTRY-GLORI ENERGY INVESTMENT III LLC

By:	/s/ Larry Aschebrook
Name:	Larry Aschebrook
Title:	Managing Memeber

Signature Page to Series C-1 Preferred Stock and Warrant Purchase Agreement

GTI VENTURES, LLC

By:	/s/ Jonathan Schulhof
Name:	Jonathan Schulhof
Title:	President

Signature Page to Series C-1 Preferred Stock and Warrant Purchase Agreement

EXHIBITS

Exhibit A	-	Schedule of Purchasers

Exhibit B	-	Form of Amended and Restated Certificate of Incorporation

Exhibit C		Form of Warrant

Exhibits to Series C-1 Preferred Stock and Warrant Purchase Agreement

EXHIBIT A

SCHEDULE OF PURCHASERS

Investor	Purchase Price for Closing	Total Closing Shares	Total Warrants

Oxford Bioscience Partners V L.P. 535 Boylston Street, Suite 402 Boston, MA 02116	$977,961.39	356,790	317,837

mRNA Fund V L.P. 535 Boylston Street, Suite 402 Boston, MA 02116	$22,037.64	8,040	7,162

Rawoz Technology Company Ltd. (RAWOZ) c/o H&J Corporate Services Ltd. Ocean Centre, Montagu Foreshore East Bay Street PO Box SS 19084 Nassau, Bahamas With a copy to: Mr. Rajiv Dhar Omar Zawawi Establishment LLC PO Box 879, PC 100 Muscat, Oman Phone: +968 24719555 Email: edf@omzest.com	$2,999,999.83	1,094,491	974,999

Malaysian Life Sciences Capital Fund Ltd. c/o Burrill & Company One Embarcadero Center, Suite 2700 San Francisco, CA 94111 Attn: Greg Young	$1,299,998.74	474,279	422,499

Energy Technology Ventures, LLC c/o GE Ventures, LLC 2882 Sand Hill Road Menlo Park, CA 94025 Attn: General Counsel With a copy to: Lisa R. Blanco General Counsel & Chief Compliance Officer Energy Technology Ventures, LLC Email: lisablanco@me.com	$999,999.03	364,830	324,999

Exhibit A

Gentry-Glori Energy Investment II LLC c/o Gentry Financial Partners 205 N. Michigan Ave., Suite 3770 Chicago, IL 60601 Attn: Thomas B. Raterman With a copy to: Kelley Drye &Warren LLP Attn: Thomas Ferguson 333 W. Wacker Dr., Suite 2600 Chicago, IL 60606	$1,000,001.77		364,831		325,000

Gentry-Glori Energy Investment III LLC c/o Gentry Financial Partners 205 N. Michigan Ave., Suite 3770 Chicago, IL 60601 Attn: Thomas B. Raterman With a copy to: Kelley Drye &Warren LLP Attn: Thomas Ferguson 333 W. Wacker Dr., Suite 2600 Chicago, IL 60606	$999,999.03	*	364,830	*	325,000*

Texas ACP I, L.P. 5000 Plaza on the Lake Suite 195 Austin, Texas 78746 Attention: Damon Rawie With a copy to: Kelley Drye &Warren LLP Attn: Thomas Ferguson 333 W. Wacker Dr., Suite 2600 Chicago, IL 60606	$1,459,999.13		532,652		474,499

Texas ACP Venture Partners I, LLC 5000 Plaza on the Lake Suite 195 Austin, Texas 78746 Attention: Damon Rawie With a copy to: Kelley Drye &Warren LLP Attn: Thomas Ferguson 333 W. Wacker Dr., Suite 2600 Chicago, IL 60606	$2,999,999.83		1,094,491		974,999

Exhibit A

GTI Ventures, LLC 150 East 58th Street 24th Floor New York, NY 10155	$49,998.58	18,241	16,249

Total:	$12,809,995.01	4,673,475	4,163,243

* Gentry-Glori Energy Investment III LLC has purchased 364,830 shares of Series C-1 Preferred Stock and the accompanying warrant on the Closing Date and will fund such payment on or before May 30, 2013. Please see Section 1.1(d) of this Agreement.

Exhibit A

EXHIBIT B

FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Execution Version

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

GLORI ENERGY INC.

(Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware)

Glori Energy Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1.           The name of the corporation is Glori Energy Inc. (the “Corporation”). The Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on November 22, 2005 under the name Glori Oil Limited. A restated certificate of incorporation was filed on February 16, 2006, November 29, 2006, July 12, 2007, October 15, 2009 and on December 30, 2011 (the “Restated Certificate of Incorporation”). Thereafter an Amendment to the Restated Certificate of Incorporation was filed on January 19, 2012 and an Amendment to the Restated Certificate of Incorporation, as amended, was filed on June 11, 2012.

2.           The Restated Certificate of Incorporation filed on December 30, 2011, as amended, is hereby amended and restated to, among other things, provide for an increase in the authorized number of shares of the Corporation and the designation of and the preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof, of the Corporation’s Series C-1 Preferred Stock, par value $0.0001 per share, as set forth in the Amended and Restated Certificate of Incorporation below.

3.            This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 141, 228, 242 and 245 of the Delaware General Corporation Law.

4.           Pursuant to Section 228(a) of the Delaware General Corporation Law, the holders of outstanding shares of the Corporation having no less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted, consented to the adoption of the aforesaid amendments without a meeting, without a vote and without prior notice and that written notice of the taking of such actions has been given in accordance with Section 228(e) of the Delaware General Corporation Law.

5.           The text of the Restated Certificate of Incorporation of the Corporation, as amended and restated herein, shall read in its entirety as follows:

RESTATED CERTIFICATE OF INCORPORATION

OF

GLORI ENERGY INC.

FIRST: The name of this corporation is Glori Energy Inc. (the “Corporation”)

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 100,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and (ii) 26,039,655 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”), of which (A) 521,852 shares are hereby designated as Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), (B) 2,901,052 shares are hereby designated as Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), (C) 13,780,033 shares are hereby designated Series C Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), and (D) 8,836,718 shares are hereby designated Series C-1 Preferred Stock, par value $0.0001 per share (the “Series C-1 Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.           COMMON STOCK

1.           General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2.           Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the General Corporation Law. There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

B.           PREFERRED STOCK

The Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series C-1 Preferred Stock shall each have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “Sections” or “Subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.

1.           Dividends.

1.1 Accruing Dividends. From and after the date of the issuance of any Series A Preferred Stock, cumulative dividends at a per share rate of 4% of the Series A Original Issue Price (as defined below) per annum shall accrue on such shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) (the “Series A Accruing Dividends”). From and after the date of the issuance of any Series B Preferred Stock, cumulative dividends at a per share rate of 8% of the Series B Original Issue Price (as defined below) per annum shall accrue on such shares of Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock) (the “Series B Accruing Dividends”). From and after the date of the issuance of any Series C Preferred Stock, cumulative dividends at a per share rate per annum equal to the Applicable Series C Dividend Rate (as defined below) shall accrue on such shares of Series C Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock) (the “Series C Accruing Dividends”). From and after the date of the issuance of any Series C-1 Preferred Stock, cumulative dividends at a per share rate per annum equal to the Applicable Series C-1 Dividend Rate (as defined below) shall accrue on such shares of Series C-1 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C-1 Preferred Stock) (the “Series C-1 Accruing Dividends” and, together with the Series A Accruing Dividends, the Series B Accruing Dividends and the Series C Accruing Dividends, the “Accruing Dividends”). Accruing Dividends shall accrue from day to day and be compounded quarterly, whether or not declared, and shall be cumulative. Series C Accruing Dividends and Series C-1 Accruing Dividends shall be calculated on the basis of 360-day year. Accruing Dividends shall be paid (i) if, as and when declared by the Board of Directors from funds that are legally available therefore; provided that (A) the holders of the Series C Preferred Stock and Series C-1 Preferred Stock shall be entitled to receive the Series C Accruing Dividends and Series C-1 Accruing Dividends, as applicable, before the holders of the Series B Preferred Stock and the Series A Preferred Stock are entitled to receive the Series B Accruing Dividends and the Series A Accruing Dividends and (B) the holders of the Series B Preferred Stock shall be entitled to receive the Series B Accruing Dividends before the holders of the Series A Preferred Stock are entitled to receive the Series A Accruing Dividends, and (ii) upon liquidation, redemption or conversion of the Preferred Stock as set forth in Sections 2, 4, 5 and 6 below. As used herein, (x) the “Applicable Series C Dividend Rate” shall mean (1) from and after the first date of issuance of any Series C Preferred Stock (the “Series C Original Issue Date”) to the day prior to the first anniversary of the Series C Original Issue Date, 8% of the Series C Original Issue Price (as defined below), (2) from the first anniversary of the Series C Original Issue Date to the day prior to the second anniversary of the Series C Original Issue Date, 10% of the Series C Original Issue Price and (3) from and after the second anniversary of the Series C Original Issue Date, 12% of the Series C Original Issue Price and (y) the “Applicable Series C-1 Dividend Rate” shall mean (1) from and after the first date of issuance of any Series C-1 Preferred Stock (the “Series C-1 Original Issue Date” and, together with the Series C Original Issue Date, the “Original Issue Date”) to the day prior to the second anniversary of the Series C Original Issue Date, 10% of the Series C-1 Original Issue Price (as defined below) and (2) from and after the second anniversary of the Series C Original Issue Date, 12% of the Series C-1 Original Issue Price.

1.2           Priority of Dividends and Dividend Protection. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation):

(a)           first, the holders of (i) the Series C Preferred Stock then outstanding shall receive, or simultaneously receive, a dividend on each outstanding share of Series C Preferred Stock in the amount of the aggregate Series C Accruing Dividends then accrued on such share of Series C Preferred Stock and not previously paid and (ii) the Series C-1 Preferred Stock then outstanding shall receive, or simultaneously receive, a dividend on each outstanding share of Series C-1 Preferred Stock in the amount of the aggregate Series C-1 Accruing Dividends then accrued on such share of Series C-1 Preferred Stock and not previously paid;

(b)           second, the holders of the Series B Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series B Preferred Stock in the amount of the aggregate Series B Accruing Dividends then accrued on such share of Series B Preferred Stock and not previously paid;

(c)           third, the holders of the Series A Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock in the amount of the aggregate Series A Accruing Dividends then accrued on such share of Series A Preferred Stock and not previously paid; and

(d)           fourth, the holders of the Series C Preferred Stock and Series C-1 Preferred Stock shall first receive, or simultaneously receive, the holders of the Series B Preferred Stock shall second receive, or simultaneously receive and, if permitted under Section 3.3(d), the holders of the Series A Preferred Stock shall third receive, or simultaneously receive, a dividend on each outstanding share of Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series of capital stock that is convertible into Common Stock, but not including any of the Preferred Stock (such stock, the “Other Stock”), that dividend per share of Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any Other Stock that is not convertible into Common Stock, at a rate per share of Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such Other Stock by the original issuance price thereof (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the Original Issue Price as applicable;

provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of Other Stock of the Corporation, the dividend payable to the holders of Preferred Stock pursuant to this Section 1 shall be calculated based on only one series of Other Stock, which shall be the Other Stock obtaining the dividend that would result in the highest Preferred Stock dividend. The “Series A Original Issue Price” shall mean $22.08 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock. The “Series B Original Issue Price” shall mean $5.5216 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock. The “Series C Original Issue Price” shall mean $2.741 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock. The “Series C-1 Original Issue Price” shall mean $2.741 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C-1 Preferred Stock. The Series C-1 Original Issue Price, the Series C Original Issue Price, the Series B Original Issue Price and the Series A Original Issue Price are sometimes referred to as the applicable “Original Issue Price”.

2.           Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1           Preferential Payments to Holders of Series C and Series C-1 Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series C Preferred Stock and Series C-1 Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Series B Preferred Stock, Series A Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) two times the Series C Original Issue Price and Series C-1 Original Issue Price, as applicable, plus any Series C Accruing Dividends and Series C-1 Accruing Dividends, as applicable, accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon and (ii) the amount per share of the Series C Preferred Stock and Series C-1 Preferred Stock, as applicable, which such holder of Series C Preferred Stock and Series C-1 Preferred Stock, as applicable, would receive if such holder had converted such shares of Series C Preferred Stock and Series C-1 Preferred Stock, as applicable, into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation. If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C Preferred Stock and Series C-1 Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Series C Preferred Stock and Series C-1 Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The aggregate amount which a holder of a share of (i) Series C Preferred Stock is entitled to receive under this Subsection 2.1 is hereinafter referred to as the “Series C Liquidation Amount” and (ii) Series C-1 Preferred Stock is entitled to receive under this Subsection 2.1 is hereinafter referred to as the “Series C-1 Liquidation Amount.”

2.2           Preferential Payments to Holders of Series B Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, following the payment in full of all amounts payable on the Series C Preferred Stock and Series C-1 Preferred Stock pursuant to Subsection 2.1 but before any payment shall be made to the holders of Series A Preferred Stock and Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) two times the Series B Original Issue Price, plus any Series B Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon and (ii) the amount per share of the Series B Preferred Stock which such holder of Series B Preferred Stock would receive if such holder had converted such shares of Series B Preferred Stock into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation. If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amount to which they shall be entitled under this Subsection 2.2, the holders of shares of Series B Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The aggregate amount which a holder of a share of Series B Preferred Stock is entitled to receive under this Subsection 2.2 is hereinafter referred to as the “Series B Liquidation Amount.”

2.3           Preferential Payments to Holders of Series A Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, following the payment in full of all amounts payable on the Series C Preferred Stock and Series C-1 Preferred Stock pursuant to Subsection 2.1 and on the Series B Preferred Stock pursuant to Subsection 2.2, but before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Series A Original Issue Price, plus any Series A Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon and (ii) the amount per share of the Series A Preferred Stock which such holder of Series A Preferred Stock would receive if such holder had converted such shares of Series A Preferred Stock into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation. If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under this Subsection 2.3, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The aggregate amount which a holder of a share of Series A Preferred Stock is entitled to receive under this Subsection 2.3 is hereinafter referred to as the “Series A Liquidation Amount.”

2.4           Distribution of Remaining Assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of the Series C-1 Preferred Stock, Series C Preferred Stock, the Series B Preferred Stock and the Series A Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of the Common Stock, pro rata based on the number of shares held by each such holder.

2.5           Deemed Liquidation Events.

2.5.1        Definition. Each of the following events shall be considered a “Deemed Liquidation Event”:

(a)           a merger or consolidation in which

(i)	the Corporation is a constituent party or

(ii)	a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this Subsection 2.5.1, all shares of Common Stock issuable upon exercise of Options (as defined below) outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); or

(b)           the (i) sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation or (ii) the sale, transfer, exchange or other disposition, in a single transaction or series of related transactions, of capital stock of the Corporation such that holders of capital stock immediately prior to such transaction cease to own at least a majority, by voting power, of the capital stock of the Corporation.

2.5.2        Effecting a Deemed Liquidation Event.

(a)           The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.5.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.2, 2.3 and 2.4.

(b)           In the event of a Deemed Liquidation Event referred to in Subsection 2.5.1(a)(ii)) or 2.5.1(b), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within 90 days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Series C-1 Preferred Stock, Series C Preferred Stock and Series B Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of the Preferred Stock, and (ii) if the holders of at least 66-2/3% of the then outstanding shares of Series C-1 Preferred Stock, Series C Preferred Stock and Series B Preferred Stock, voting together as a single class, so request in a written instrument delivered to the Corporation not later than 120 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders (the “Available Proceeds”), to the extent legally available therefor, on the 150th day after such Deemed Liquidation Event, to redeem (i) first, all outstanding shares of (A) Series C Preferred Stock at a price per share equal to the Series C Liquidation Amount and (B) Series C-1 Preferred Stock at a price per share equal to the Series C-1 Liquidation Amount; (ii) second, all outstanding shares of Series B Preferred Stock at a price per share equal to the Series B Liquidation Amount; and (iii) third, all outstanding shares of Series A Preferred Stock at a price per share equal to the Series A Liquidation Amount. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, (i) if the Available Proceeds are not sufficient to redeem all outstanding shares of Series C Preferred Stock and Series C-1 Preferred Stock, the Corporation shall redeem a pro rata portion of each holder’s shares of Series C Preferred Stock and Series C-1 Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor; (ii) if the Available Proceeds are not sufficient to redeem all outstanding shares of Series B Preferred Stock, the Corporation shall redeem a pro rata portion of each holder’s shares of Series B Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor; and (iii) if the Available Proceeds are not sufficient to redeem all outstanding shares of Series A Preferred Stock, the Corporation shall redeem a pro rata portion of each holder’s shares of Series A Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. The provisions of Subsections 6.2 through 6.4 shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of (i) first, the Series C Preferred Stock and Series C-1 Preferred Stock, (ii) second, the Series B Preferred Stock and (iii) third, the Series A Preferred Stock pursuant to this Subsection 2.5.2(b). Prior to the distribution or redemption provided for in this Subsection 2.5.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

2.5.3       Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.

2.5.4       Allocation of Escrow. In the case of a Deemed Liquidation Event pursuant to Subsection 2.5.1 above, if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow and/or is payable to the stockholders of the Corporation subject to contingencies, the merger agreement shall provide that (a) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.2, 2.3 and 2.4 above as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b) any additional consideration which becomes payable to the stockholders of the Corporation upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.2, 2.3 and 2.4 above after taking into account the previous payment of the Initial Consideration as part of the same transaction. The result of this approach is that, for certain transactions, the portion of the transaction consideration that is subject to an escrow or other contingencies may be allocated disproportionately.

3.           Voting.

3.1           General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class.

3.2           Election of Directors. The holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series A Director”), the holders of record of the shares of Series B Preferred Stock, exclusively and as a separate class, shall be entitled to elect two (2) directors of the Corporation (the “Series B Directors”), the holders of record of the shares of Series C Preferred Stock and Series C-1 Preferred Stock, exclusively and as a separate class, shall be entitled to elect three (3) directors of the Corporation (the “Series C/C-1 Directors ”), and the holders of record of shares of Series B Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock shall be entitled to elect one (1) director, with such director subject to the approval of the holders of record of the shares of Common Stock and Series A Preferred Stock voting together as a single class (the “Independent Director”). Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock and Series C-1 Preferred Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first sentence of this Subsection 3.2, then any directorship not so filled shall remain vacant until such time as the holders of the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock and Series C-1 Preferred Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, and Series C-1 Preferred Stock), voting together as a single class, shall be entitled to elect the directors of the Corporation who are not the Series A Director, Series B Directors, Series C/C-1 Directors or the Independent Director (the “Common Independent Directors”); provided that, if any Common Independent Director or any Affiliate (as defined below) of any Common Independent Director holds any shares of Preferred Stock, such vote of such Common Independent Director shall not count on any matters relating to or in connection with a Sale of the Company as defined in that certain Fourth Amended and Restated Voting Agreement by and among the Corporation and those parties named therein, dated as of the date hereof and as amended from time to time. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Subsection 3.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection 3.2.

3.3           Series B, Series C and Series C-1 Preferred Stock Protective Provisions. So long as either (i) 20% of the shares of the Series B Preferred Stock issued as of the date hereof remain outstanding, (ii) 20% of the shares of the Series C Preferred Stock issued as of the date hereof remain outstanding or (iii) 20% of the shares of the Series C-1 Preferred Stock issued as of the date of the Closing (as defined in the Series C-1 Preferred Stock and Warrant Purchase Agreement, as defined below) remain outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least 66-2/3% of the then outstanding shares of Series C-1 Preferred Stock, Series C Preferred Stock and Series B Preferred Stock together as a single class:

(a)           liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any Deemed Liquidation Event, or consent to any of the foregoing;

(b)           amend, waive, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series C-1 Preferred Stock, Series C Preferred Stock or the Series B Preferred Stock or otherwise amend, waive, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation;

(c)           create, or authorize the creation of, or issue or obligate itself to issue shares of (in each case whether by reclassification or otherwise) any additional class or series of capital stock unless the same ranks junior to the Series C-1 Preferred Stock and Series C Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and redemption rights, or increase the authorized number of shares of Series C-1 Preferred Stock, Series C Preferred Stock or Series B Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock unless the same ranks junior to the Series C-1 Preferred Stock and Series C Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and redemption rights;

(d)           purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof or (iv) as approved by the Board of Directors, including the approval of at least one

(1) Series B Director and at least one (1) Series C/C-1 Director;

(e)           create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt security, if the aggregate indebtedness of the Corporation and its subsidiaries for borrowed money following such action would exceed $100,000;

(f)           create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary;

(g)           increase or decrease the authorized number of directors constituting the Board of Directors; or

(h)           enter into any material agreement or transaction with any shareholder, director, officer, parent, subsidiary or affiliated company or any of their affiliates, or effect any related party transaction, unless such agreement or transaction has received the prior approval of the Board of Directors, including the approval of at least one (1) Series B Director and at least one (1) Series C/C-1 Director.

3.4          Other Preferred Stock Protective Provisions.

3.4.1     At any time when shares of Series A Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least 75% of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, take any action that alters or changes the powers, preferences or special rights of the Series A Preferred Stock in a matter that adversely affects the shares of such series of Preferred Stock; provided, however, such consent or vote shall not be necessary if such action similarly affects the entire class of Preferred Stock.

3.4.2     At any time when shares of Series B Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least 66-2/3% of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, take any action that alters or changes the powers, preferences or special rights of the Series B Preferred Stock in a matter that adversely affects the shares of such series of Preferred Stock; provided, however, such consent or vote shall not be necessary if such action similarly affects the entire class of Preferred Stock.

3.4.3     At any time when shares of Series C-1 Preferred Stock and Series C Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least 66-2/3% of the then outstanding shares of Series C-1 Preferred Stock and Series C Preferred Stock on an as-issued basis (consenting or voting together as a single class), including at least 25% of the shares held by those holders of Series C Preferred Stock and Series C-1 Preferred Stock (consenting or voting together as a single class) who do not hold or whose Affiliates do not hold any shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, take any action that alters or changes the powers, preferences or special rights of the Series C-1 Preferred Stock or Series C Preferred Stock in a matter that adversely affects the shares of such series of Preferred Stock; provided, however, such consent or vote shall not be necessary if such action similarly affects the entire class of Preferred Stock.

3.5     The prior written approval of Texas ACP I, L.P., a Texas limited partnership and holder of an equity interest in the Corporation, is required for the relocation of the principal business operations of the Corporation for a period of 90 days after the day of filing of this Restated Certificate of Incorporation.

4.           Optional Conversion.

The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1           Right to Convert.

4.1.1        Conversion Ratio.

(a)           Optional Conversion. Each share of the Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Original Issue Price, Series B Original Issue Price, Series C Original Issue Price or Series C-1 Original Issue Price, as the case may be, for each share, plus any accrued or declared but unpaid dividends (including the Series A Accruing Dividends, Series B Accruing Dividends, Series C Accruing Dividends or Series C-1 Accruing Dividends, as the case may be) on each share, by the Conversion Price (as defined below) applicable to such share of Preferred Stock as in effect at the time of conversion. The “Series A Conversion Price” as of December 30, 2011 is equal to $1.02844, which takes into account all adjustments prior to such date. The “Series B Conversion Price” as of December 30, 2011 is equal to $0.55216, which takes into account all adjustments prior to such date. The “Series C Conversion Price” as of December 30, 2011 is equal to $2.741, which takes into account all adjustments prior to such date. The “Series C-1 Conversion Price” as of the date hereof is equal to $2.741, which takes into account all adjustments prior to such date. For the purposes hereof, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and the Series C-1 Conversion Price shall be collectively referred to herein as the “Conversion Price.” Each such Conversion Price, and the rate at which shares of the Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(b)           Optional Conversion Upon Deemed Liquidation Event. If a Deemed Liquidation Event occurs, then, in connection with and contingent upon the closing of such Deemed Liquidation Event, (x) each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, immediately prior to and contingent upon the closing of such Deemed Liquidation Event, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series C Original Issue Price, plus any accrued or declared but unpaid dividends (including the Series C Accruing Dividends, as the case may be) on each share, by lower of (i) the Series C Conversion Price as in effect at the time of conversion or (ii) an amount equal to the Discounted Common Stock Sale Price (as defined below) and (y) each share of Series C-1 Preferred Stock shall be convertible, at the option of the holder thereof, immediately prior to and contingent upon the closing of such Deemed Liquidation Event, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series C-1 Original Issue Price, plus any accrued or declared but unpaid dividends (including the Series C-1 Accruing Dividends, as the case may be) on each share, by the lower of (i) the Series C-1 Conversion Price as in effect at the time of conversion or (ii) an amount equal to the Discounted Common Stock Sale Price. For the purposes hereof, the “Discounted Common Stock Sale Price” shall mean the consideration per share of Common Stock received or receivable upon the initial Closing of such Deemed Liquidation Event, as determined in good faith by the Board of Directors of the Corporation, multiplied by 40%. The Corporation will send or cause to be sent to the holders of the Series C Preferred Stock and Series C-1 Preferred Stock a notice specifying the details of any Deemed Liquidation Event at least ten (10) business days prior to the closing of such Deemed Liquidation Event.

(c)          Optional Conversion Upon Qualified Private Equity Financing. If a Qualified Private Equity Financing (as defined below) occurs, then, in connection with and contingent upon the closing of such Qualified Private Equity Financing, (x) each share of Series C Preferred Stock shall be convertible at the option of the holder thereof, immediately prior to and contingent upon the closing of such Qualified Private Equity Financing, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Investor Stock (as defined below) as is determined by dividing the Series C Original Issue Price, plus any accrued or declared but unpaid dividends (including the Series C Accruing Dividends) on each share, by the lower of (i) the Series C Conversion Price as in effect at the time of conversion or (ii) an amount equal to the Discounted Investor Stock Sale Price (as defined below) and (y) each share of Series C-1 Preferred Stock shall be convertible at the option of the holder thereof, immediately prior to and contingent upon the closing of such Qualified Private Equity Financing, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Investor Stock (as defined below) as is determined by dividing the Series C-1 Original Issue Price, plus any accrued or declared but unpaid dividends (including the Series C-1 Accruing Dividends) on each share, by the lower of (i) the Series C-1 Conversion Price as in effect at the time of conversion or (ii) an amount equal to the Discounted Investor Stock Sale Price. For the purposes hereof, (i) a “Qualified Private Equity Financing” shall mean a bona fide, privately-placed issuance and sale of shares of capital stock of the Corporation for capital raising purposes (the “Investor Stock”), in one transaction or a series of related transactions approved by the Corporation’s Board of Directors and holders of Preferred Stock pursuant to the provisions of Section 3.3, to one or more new investors that, prior to such issuance and sale, were not holders of the Corporation’s capital stock (the “New Investors”), and with gross proceeds to the Corporation of at least $10,000,000; provided, however, that the sale of Series C-1 Preferred Stock to New Investors pursuant to the Series C-1 Preferred Stock and Warrant Purchase Agreement shall not be deemed a Qualified Private Equity Financing, and (ii) the “Discounted Investor Stock Sale Price” shall mean the lowest consideration per share of Investor Stock paid by the New Investors at the initial Closing of such Qualified Private Equity Financing, as determined in good faith by the Board of Directors of the Corporation, multiplied by (A) 60%, in the case of a Qualified Private Equity Financing that occurs on or prior to the first anniversary of the applicable Original Issue Date or (B) 40%, in the case of a Qualified Private Equity Financing that occurs on or after the first anniversary of the applicable Original Issue Date.

4.1.2        Termination of Conversion Rights. In the event of a notice of redemption of any shares of the Preferred Stock pursuant to Section 6, the Conversion Rights of the shares of Preferred Stock designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock.

4.2           Fractional Shares. No fractional shares of Common Stock or Investor Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock or Investor Stock, as applicable, as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock or Investor Stock, as applicable, including any accrued or declared but unpaid dividends (including the Accruing Dividends) on each share of Preferred Stock, and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3           Mechanics of Conversion.

4.3.1        Notice of Conversion. In order for (i) a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Common Stock or (ii) a holder of Series C Preferred Stock or Series C-1 Preferred Stock to voluntarily convert shares of Series C Preferred Stock or Series C-1 Preferred Stock, as applicable, into shares of Investor Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent (including, without limitation, a Deemed Liquidation Event or a Qualified Private Equity Financing). Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock or Investor Stock, as applicable, to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date, except that, in the case of a conversion contingent upon a Deemed Liquidation Event or a Qualified Private Equity Financing, the closing of such transaction shall be the “Conversion Time”. The Corporation shall, as soon as practicable after the Conversion Time, issue and deliver to such holder of Preferred Stock, Series C Preferred Stock or Series C-1 Preferred Stock, as applicable, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock or Investor Stock, as applicable, issuable upon such conversion in accordance with the provisions hereof, a certificate for the number (if any) of the shares of Preferred Stock, Series C Preferred Stock or Series C-1 Preferred Stock (as applicable) represented by the surrendered certificate that were not converted into Common Stock or Investor Stock, as the case may be, and cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock or Investor Stock, as the case may be, otherwise issuable upon such conversion.

4.3.2        Reservation of Shares. The Corporation shall at all times when shares of Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Conversion Price of any series of Preferred Stock, below the then par value of the shares of Common Stock issuable upon conversion of such series of Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

4.3.3        Effect of Conversion. All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock or Investor Stock (as applicable) in exchange therefor and in exchange for any accrued or declared but unpaid dividends (including the Accruing Dividends) on each such share of Preferred Stock. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

4.3.4        No Further Adjustment. Upon any such conversion, no adjustment to the applicable Conversion Price shall be made for any declared but unpaid dividends on any shares of Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5        Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock or Investor Stock upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4           Adjustments to Conversion Price for Diluting Issues.

4.4.1        Special Definitions. For purposes of this Restated Certificate of Incorporation, the following definitions shall apply:

(a)           “Affiliate” means, with respect to any specified person or entity, any other person or entity who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified person or entity, including, without limitation, any partner, officer, director, member or employee of such entity and any venture capital fund now or hereafter existing that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, such entity.

(b)           “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(c)           “Effective Time” shall mean the date of filing of this Restated Certificate of Incorporation.

(d)           “Series B Preferred Stock Purchase Agreement” shall mean that certain Series B Preferred Stock Purchase Agreement by and among the Corporation and the Purchasers listed therein, as amended, modified, superseded or replaced from time to time.

(e)           “Series C Preferred Stock Purchase Agreement” shall mean that certain Series C Preferred Stock Purchase Agreement by and among the Corporation and the Purchasers listed therein, as amended, modified, superseded or replaced from time to time.

(f)           “Series C-1 Preferred Stock and Warrant Purchase Agreement” shall mean that certain Series C-1 Preferred Stock and Warrant Purchase Agreement by and among the Corporation and Purchasers listed therein, as amended, modified, superseded or replaced from time to time.

(g)           “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(h)           “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Effective Time, other than the following shares of Common Stock, and shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (collectively “Exempted Securities”):

(i)	shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Preferred Stock;

(ii)

shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8;

(iii)

shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation, including the approval of at least one (1) Series B Director and at least one (1) Series C/C-1 Director;

(iv)

shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(v)

shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing, strategic alliance, joint venture or real property leasing transaction approved by the Board of Directors of the Corporation, including the approval of at least one (1) Series B Director and at least one (1) Series C/C-1 Director;

(vi)	shares of Series B Preferred Stock that are in excess of the 2,901,052 shares of Series B Preferred Stock issued pursuant to the Series B Preferred Stock Purchase Agreement;
(vii)

(x) shares of Series C Preferred Stock that are issued as contemplated in the Series C Preferred Stock Purchase Agreement and (y) warrants to purchase shares of Series C Preferred Stock that are issued as contemplated in the Series C-1 Preferred Stock and Warrant Purchase Agreement; and

(viii)	shares of Series C-1 Preferred Stock (including any warrants to purchase shares of Series C-1 Preferred Stock) that are issued pursuant to the Series C-1 Preferred Stock and Warrant Purchase Agreement.

4.4.2        No Adjustment of Conversion Price. No adjustment in the Conversion Price of the Series A Preferred Stock shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least 75% of the then outstanding shares of Series A Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Conversion Price of the Series B Preferred Stock shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least 66-2/3% of the then outstanding shares of Series B Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Conversion Price of the Series C Preferred Stock shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least 66-2/3% of the then outstanding shares of Series C Preferred Stock (which written notice shall include at least 25% of the shares held by those holders of Series C Preferred Stock who do not hold or whose Affiliates do not hold any shares of Series B Preferred Stock) agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Conversion Price of the Series C-1 Preferred Stock shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least 66-2/3% of the then outstanding shares of Series C-1 Preferred Stock (which written notice shall include at least 25% of the shares held by those holders of Series C-1 Preferred Stock who do not hold or whose Affiliates do not hold any shares of Series B Preferred Stock) agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3        Deemed Issue of Additional Shares of Common Stock.

(a)           If the Corporation at any time or from time to time after the Effective Time shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b)           If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price of any series of Preferred Stock pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c)           If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Price pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Conversion Price of any series of Preferred Stock then in effect, or because such Option or Convertible Security was issued before the Effective Time), are revised after the Effective Time as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d)           Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price of each series of Preferred Stock pursuant to the terms of Subsection 4.4.4, the Conversion Price of such series shall be readjusted to such Conversion Price as would have applied had such Option or Convertible Security (or portion thereof) never been issued.

(e)           If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Price of any series of Preferred Stock provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Conversion Price of any series of Preferred Stock that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Price of any series of Preferred Stock that such issuance or amendment took place at the time such calculation can first be made.

4.4.4        Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Effective Time issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than Conversion Price of any series of Preferred Stock in effect immediately prior to such issue, then the Conversion Price of such series, unless the provisions of this Section 4.4.4 are waived pursuant to Section 4.4.2 or Section 8, shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a)       “CP2” shall mean the applicable Conversion Price in effect immediately after such issue of Additional Shares of Common Stock

(b)      “CP1” shall mean the applicable Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(c)      “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d)      “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e)      “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

For the avoidance of doubt, if the Corporation shall at any time after the Effective Time issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than Conversion Price of the Series B Preferred Stock in effect immediately prior to such issue, then the foregoing provisions of this Section 4.4.4 will apply to all outstanding shares of Series B Preferred Stock, unless the provisions of this Section 4.4.4 are waived pursuant to Section 4.4.2 or Section 8.

4.4.5       Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a)         Cash and Property: Such consideration shall:

(i)           insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)          insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(iii)         in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.

(b)         Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing

(i)           the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)          the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6           Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Conversion Price of a series of Preferred Stock, as the case may be, pursuant to the terms of Subsection 4.4.4 then, upon the final such issuance, the Conversion Price of such series of Preferred Stock shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5           Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Effective Time effect a subdivision of the outstanding Common Stock, the Conversion Price of each series of Preferred Stock in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Effective Time combine the outstanding shares of Common Stock, the Conversion Price of each series of Preferred Stock in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6           Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Effective Time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price of each series of Preferred Stock in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price of each series of Preferred Stock then in effect by a fraction:

(1)	the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)	the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price of each series of Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price of each series of Preferred Stock shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) no such adjustment shall be made if the holders of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

4.7           Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Effective Time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

4.8           Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.4, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price of each series of Preferred Stock) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Stock.

4.9           Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price of any series of Preferred Stock pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 30 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such series of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which such series of Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Stock (but in any event not later than 30 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Conversion Price of each series of Preferred Stock then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Preferred Stock.

4.10           Notice of Record Date. In the event:

(a)           the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b)           of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c)           of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock. Such notice shall be sent at least 5 days prior to the record date or effective date for the event specified in such notice.

5.           Mandatory Conversion.

5.1           Trigger Events. Upon the closing of the sale of shares of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in (a) at least $50,000,000 of gross proceeds to the Corporation or (b) such lesser amount of gross proceeds to the Corporation as approved by the written consent or affirmative vote of at least 66-2/3% of the then outstanding shares of the Series B Preferred Stock, the Series C Preferred Stock and the Series C-1 Preferred Stock, voting together as a single class on an as-issued basis (in either case, a “Qualified IPO”) (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), (i) all outstanding shares of each series of the Preferred Stock (including any accrued or declared but unpaid dividends, including the Accruing Dividends, on such Preferred Stock) shall automatically be converted into shares of Common Stock at the then applicable Conversion Price, except that in the case of a conversion of the Series C Preferred Stock and Series C-1 Preferred Stock that has been issued by the Corporation under the Series C Preferred Stock Purchase Agreement or Series C-1 Preferred Stock and Warrant Purchase Agreement, including any Series C Preferred Stock or Series C-1 Preferred Stock issued by the Corporation pursuant to the exercise of warrants issued by the Corporation as contemplated in the Series C-1 Preferred Stock and Warrant Purchase Agreement, upon a Qualified IPO, the Series C Preferred Stock and Series C-1 Preferred Stock (including any accrued or declared but unpaid dividends, including the Accruing Dividends, on such Preferred Stock) shall be converted at the lower of (A) the then applicable Series C Conversion Price or Series C-1 Conversion Price and (B) an amount equal to the “price to public” multiplied by 50%, and (ii) such shares may not be reissued by the Corporation.

5.2           Procedural Requirements. All holders of record of shares of Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Section 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

6.           Redemption.

6.1           Redemption. The holders of at least 66-2/3% of the then outstanding shares of Series C-1 Preferred Stock, Series C Preferred Stock and the Series B Preferred Stock, voting together as a single class, may, by written notice (which written notice shall include at least 25% of the shares held by those holders of Series C Preferred Stock and Series C-1 Preferred Stock (consenting or voting together as a single class) who do not hold or whose Affiliates do not hold any shares of Series B Preferred Stock) to the Corporation at any time on or after the fifth anniversary of the Effective Time (a “Redemption Request”), require the Corporation to redeem either (a) all outstanding shares of Series C Preferred Stock and Series C-1 Preferred Stock (a “Series C/C-1 Redemption”) or (b) all outstanding shares of Preferred Stock (a “Preferred Stock Redemption”) and if such Redemption Request is delivered, the Corporation shall, out of funds lawfully available therefor, redeem either (i) in the case of a Series C/C-1 Redemption, all outstanding shares of (A) Series C Preferred Stock at a price per share equal to two times the Series C Original Issue Price, plus any Series C Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (the “Series C Redemption Price”) and (B) Series C-1 Preferred Stock at a price per share equal to two times the Series C-1 Original Issue Price, plus any Series C-1 Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (the “Series C-1 Redemption Price”) or (ii) in the case of a Preferred Stock Redemption, (A) first, all outstanding shares of Series C Preferred Stock at the Series C Redemption Price and Series C-1 Preferred Stock at the Series C-1 Redemption Price, (B) second, after payment of the Series C Redemption Price and the Series C-1 Redemption Price, all outstanding shares of Series B Preferred Stock at a price per share equal to two times the Series B Original Issue Price, plus any Series B Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (the “Series B Redemption Price”) and (C) third, after payment of the Series C Redemption Price, the Series C-1 Redemption Price and the Series B Redemption Price, all outstanding shares of Series A Preferred Stock at a price per share equal to the Series A Original Issue Price, plus any Series A Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (the “Series A Redemption Price” and, collectively with the Series C-1 Redemption Price, Series C Redemption Price and Series B Redemption Price, the “Redemption Price”), in three annual installments commencing 60 days after receipt by the Corporation of the Redemption Notice (the date of each such installment being referred to as a “Redemption Date”). On each Redemption Date, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of Preferred Stock owned by each holder, that number of outstanding shares of Series C Preferred Stock, Series C-1 Preferred or Preferred Stock, as the case may be, determined by dividing (i) the total number of shares of Series C Preferred Stock, Series C-1 Preferred Stock or Preferred Stock, as the case may be, outstanding immediately prior to such Redemption Date by (ii) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies). If the Corporation does not have sufficient funds legally available to redeem on any Redemption Date all shares of Series C Preferred Stock, Series C-1 Preferred Stock or Preferred Stock, as the case may be, to be redeemed on such Redemption Date, the Corporation shall redeem a pro rata portion of each holder’s redeemable shares of such capital stock out of funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.

6.2           Redemption Notice. Written notice of the mandatory redemption (the “Redemption Notice”) shall be sent to each holder of record of Series C Preferred Stock, Series C-1 Preferred Stock or Preferred Stock, as the case may be, not less than 40 days prior to each Redemption Date. Each Redemption Notice shall state:

(a)           the number of shares of Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice;

(b)           the Redemption Date and the applicable Redemption Price;

(c)           the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Subsection 4.1); and

(d)           that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Preferred Stock to be redeemed.

6.3           Surrender of Certificates; Payment. On or before the applicable Redemption Date, each holder of shares of Series C Preferred Stock, Series C-1 Preferred Stock or Preferred Stock, as the case may be, to be redeemed on such Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the applicable Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of a series of Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of such series of Preferred Stock shall promptly be issued to such holder.

6.4           Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the applicable Redemption Price payable upon redemption of the shares of Series C Preferred Stock, Series C-1 Preferred Stock or Preferred Stock, as the case may be, to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor, then notwithstanding that the certificates evidencing any of the shares of Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the applicable Redemption Price without interest upon surrender of their certificate or certificates therefor.

7.           Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption.

8.           Waiver. Except as otherwise set forth in this Restated Certificate of Incorporation, (i) any of the rights, powers, preferences and other terms of the Series C-1 Preferred Stock set forth herein may be waived on behalf of all holders of Series C-1 Preferred Stock by the affirmative written consent or vote of the holders of at least 66-2/3% of the shares of Series C-1 Preferred Stock then outstanding (which written consent shall include at least 25% of the shares held by those holders of Series C-1 Preferred Stock who do not hold or whose Affiliates do not hold any shares of Series B Preferred Stock), (ii) any of the rights, powers, preferences and other terms of the Series C Preferred Stock set forth herein may be waived on behalf of all holders of Series C Preferred Stock by the affirmative written consent or vote of the holders of at least 66-2/3% of the shares of Series C Preferred Stock then outstanding (which written consent shall include at least 25% of the shares held by those holders of Series C Preferred Stock who do not hold or whose Affiliates do not hold any shares of Series B Preferred Stock), (iii) any of the rights, powers, preferences and other terms of the Series B Preferred Stock set forth herein may be waived on behalf of all holders of Series B Preferred Stock by the affirmative written consent or vote of the holders of at least 66-2/3% of the shares of Series B Preferred Stock then outstanding and (iv) any of the rights, powers, preferences and other terms of the Series A Preferred Stock set forth herein may be waived on behalf of all holders of Series A Preferred Stock by the affirmative written consent or vote of the holders of at least 75% of the shares of Series A Preferred Stock then outstanding.

9.           Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of any series of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

FIFTH: Subject to any additional vote required by the Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

SIXTH: Subject to any additional vote required by the Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

SEVENTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

NINTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

TENTH: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law.

Any amendment, repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

ELEVENTH: The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person in such Covered Person’s capacity as a director of the Corporation.

*        *        *

6.             That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.

7.             That this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this Corporation on this _____ day of April 2013.

By:
Stuart Page
President and Chief Executive Officer

EXHIBIT C

FORM OF WARRANT

Execution Version

Warrant No. C1-_______	Issue Date: April 30 , 2013

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THIS INSTRUMENT.

GLORI ENERGY INC.

SERIES C-1 PREFERRED STOCK PURCHASE WARRANT (THE “WARRANT”)

THIS CERTIFIES that [__________] (the “Holder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the issue date hereof and on or prior to the Expiration Date (as defined below), but not thereafter, to subscribe for and purchase from Glori Energy Inc., a Delaware corporation (the “Company”), up to [__________]shares of the Company’s Series C-1 Preferred Stock, par value $0.0001 per share (the “Series C-1 Preferred Stock”), (or other securities as to which purchase rights under this Series C-1 Preferred Stock Purchase Warrant exist) (the “Shares”) at an exercise price of $2.741 per share (the “Exercise Price”). The Exercise Price and the Shares purchasable hereunder are subject to adjustment as set forth in Section 9. This Warrant may be exercised for Shares at any time on or after the date hereof and on or prior to the close of business on ________ ___, 2023 (the “Expiration Date”). This Warrant is one of the Warrants issued pursuant to that certain Series C-1 Preferred Stock and Warrant Purchase Agreement dated as of the date hereof among the Holder, certain other Holders of Warrants and the Company (the “Purchase Agreement”).

The following is a statement of the rights of the Holder of this Warrant and the conditions to which this Warrant is subject, and to which the Holder, by the acceptance of this Warrant, agrees:

1.           Definitions.

(a)           “Change of Control” shall mean either (a) a transaction or series of related transactions in which a person, or a group of related persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company or (b) a transaction that qualifies as a “Deemed Liquidation Event” as defined in the Restated Certificate.

(b)           “Common Stock” shall mean the Company’s common stock, $0.0001 par value per share.

(c)           “IPO” shall mean a firm-commitment underwritten public offering of the Company’s Common Stock pursuant to an effective registration statement under the Securities Act, or comparable laws of any foreign jurisdiction or rules of any foreign exchange resulting in (a) at least $50,000,000 of gross proceeds to the Company or (b) such lesser amount of gross proceeds to the Company as approved by the written consent or affirmative vote of at least 66-2/3% of the then outstanding shares of the Company’s Series B Preferred Stock, par value $0.0001 per share, the Company’s Series C Preferred Stock, par value $0.0001 per share, and the Series C-1 Preferred Stock, voting together as a single class on an as-issued basis.

(d)           “Restated Certificate” means the Amended and Restated Certificate of Incorporation of the Company, dated as of the date hereof, as such certificate of incorporation may be amended, or amended and restated, from time to time.

(e)           “Securities” shall mean this Warrant and the Shares issuable upon exercise of this Warrant.

(f)           “Securities Act” shall mean the Securities Act of 1933, as amended.

(g)           “Series C/C-1 Warrants” shall mean those certain Series C Preferred Stock Purchase Warrants and Series C-1 Preferred Stock Purchase Warrants issued by the Company to the holders named therein.

2.           Exercise of Warrant.

(a)            The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), and upon payment of the Exercise Price of the Shares thereby purchased (by cash or by check or bank draft payable to the order of the Company); whereupon the Holder shall be entitled to receive a certificate for the number of Shares so purchased. The Company agrees that if at the time of the surrender of this Warrant and purchase of the Shares, the Holder shall be entitled to exercise this Warrant, the Shares so purchased shall be and be deemed to be issued to the Holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised.

(b)           In lieu of exercising this Warrant by payment of cash or check pursuant to subsection (a) above, the Holder may elect to receive Shares equal to the value of the Warrant (based upon the value of the Shares or the portion thereof being exercised), at any time after the date hereof and before the close of business on the Expiration Date, by surrender of this Warrant at the principal executive office of the Company, together with the Notice of Conversion annexed hereto, in which event the Company will issue to the Holder Shares in accordance with the following formula:

Y(A-B)
X =	A

Where,	X	=	the number of Shares to be issued to the Holder;

	Y	=	the number of Shares for which the Warrant is being exercised;

	A	=	the fair market value of one Share; and

	B	=	the Exercise Price.

For purposes of this Section 2(b), the fair market value of a Share is defined as follows:

(i)           if the exercise is in connection with an IPO, then the fair market value shall be the product of (A) the per share offering price of the Common Stock to the public in the IPO and (B) the number of shares of Common Stock into which each Share is convertible at the time of such exercise;

(ii)           if the exercise is in connection with a Change of Control, then the fair market value shall be the value received in such Change of Control by the holders of the securities as to which purchase rights under this Warrant exist; or

(iii)           if the exercise is prior to an IPO, the value shall be the fair market value thereof, as determined in good faith by an independent valuation firm selected by the Company’s Board of Directors.

3.           Nonassessable. The Company covenants that all Shares which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). Certificates for Shares purchased hereunder shall be delivered to the Holder within a reasonable time after the date on which this Warrant shall have been exercised as aforesaid.

4.           No Fractional Shares. No fractional shares representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the then current price at which each Share may be purchased hereunder shall be paid in cash to the Holder.

5.           Charges, Taxes and Expenses. In no event shall the Company be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not payable.

6.           No Rights as Stockholder. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof.

7.           Loss, Theft, Destruction or Mutilation of Warrant. On receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

8.           Saturdays, Sundays, Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, a Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

9.           Adjustments. In the event of changes in the outstanding Shares of the Company by reason of stock dividends, splits, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of Shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to such event and had the Holder continued to hold such shares until after such event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number of Shares subject to this Warrant.

10.           Restrictions on Transferability of Securities.

(a)           Restrictions on Transferability. The Securities shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 10.

(b)           Restrictive Legend. Each certificate representing the Securities and any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 10(c)) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws or the Company’s bylaws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN THAT CERTAIN FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT, DATED AS OF THE DATE HEREOF, AMONG THE COMPANY AND THE PARTIES THERETO, A COPY OF WHICH MAY BE OBTAINED AT THE COMPANY’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SECURITIES.

Each holder of Securities and each subsequent transferee consents to the Company making a notation on its records and giving instructions to any transfer agent of the Securities in order to implement the restrictions on transfer established in this Section 10.

(c)           Notice of Proposed Transfers. Each holder of a warrant or stock certificate, as the case may be, representing the Securities, by acceptance thereof, agrees to comply in all respects with the provisions of the Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of the date hereof, among the Company and the parties thereto (as such agreement may be amended, or amended and restated, from time to time), and Section 2.12 of the Fourth Amended and Restated Investors’ Rights Agreement, dated as of the date hereof, among the Company and the parties named thereto (as such agreement may be amended, or amended and restated, from time to time).

11.           Investment Representations of the Holder. With respect to the acquisition of any of the Securities, the Holder hereby represents and warrants to the Company as follows:

(a)           Purchase Entirely for Own Account. This Warrant is made with the Holder in reliance upon the Holder’s representation to the Company, which by the Holder’s execution of this Warrant the Holder hereby confirms, that the Securities will be acquired for investment for the Holder’s own account and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Warrant, the Holder further represents that the Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person with respect to any of the Securities.

(b)           Reliance upon Holders’ Representations. The Holder understands that the Securities have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, and that the Company’s reliance on such exemption is predicated on the Holder’s representations set forth herein.

(c)           Investment Experience; Economic Risk. The Holder understands that the Company has a limited financial and operating history and that an investment in the Company involves substantial risks. The Holder is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development to that of the Company and acknowledges that the Holder is able to fend for himself, herself or itself. The Holder has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risks of the investment in the Securities. The Holder can bear the economic risk of the Holder’s investment and is able, without impairing the Holder’s financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of the Holder’s investment.

(d)           Accredited Investor Status. The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, as such rule is presently in effect. If other than an individual, the Holder also represents that it has not been organized for the purpose of acquiring the Shares.

(e)           Restricted Securities. The Holder understands that immediately following its purchase of the Securities hereunder, such Securities will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, the Holder represents that it is familiar with Rule 144 as promulgated by the SEC under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

12.           Termination; Early Termination Upon IPO; Change of Control.

(a)           The purchase rights represented by this Warrant shall terminate and be of no further force and effect upon the earlier of (i) the Expiration Date, (ii) the consummation of an IPO or (iii) a Change of Control.

(b)           In the event of an IPO prior to the Expiration Date and so long as this Warrant has not been exercised prior to the consummation of such IPO if the fair market value of a Share (as determined in accordance with Section 2(b)(i)) (i) exceeds the Exercise Price, this Warrant shall be deemed to be automatically exercised in full (without any action from any party) immediately prior to the consummation of such IPO pursuant to the net exercise formula set forth in Section 2(b) or (ii) is equal to or less than the Exercise Price, then this Warrant and the purchase rights represented by this Warrant shall automatically be terminated and be of no further force and effect.

(c)            In the event of a Change of Control prior to the Expiration Date and so long as this Warrant has not been exercised prior to the consummation of such Change of Control if the fair market value of a Share (as determined in accordance with Section 2(b)(ii)) (i) exceeds the Exercise Price, this Warrant shall be deemed to be automatically exercised in full (without any action from any party) immediately prior to the consummation of such Change in Control and the Holder shall be paid an amount of the same type and form of consideration delivered to the stockholders of the Company with an aggregate value equal to the amount determined in accordance with and pursuant to the net exercise formula set forth in Section 2(b) or (ii) is equal to or less than the Exercise Price, then this Warrant and the purchase rights represented by this Warrant shall automatically be terminated and be of no further force and effect.

13.           Notices. In the event (i) of any capital reorganization of the Company, (ii) of any reclassification of the capital stock of the Company, or (iii) of any voluntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Holder a notice specifying the date on which such reorganization, reclassification, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of the securities at the time receivable upon the exercise of this Warrant shall be entitled to exchange such securities for the securities or other property deliverable upon such reorganization, reclassification, dissolution, liquidation or winding-up. Such notice shall be given at least twenty (20) days prior to the date therein specified.

14.           Miscellaneous.

(a)           Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF DELAWARE AS SUCH LAWS ARE APPLIED TO AGREEMENTS BETWEEN DELAWARE RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN DELAWARE, WITHOUT REGARD TO CONFLICT OF LAWS RULES.

(b)           Waivers and Amendments. Except as expressly provided herein, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Warrant and signed by the Company and the holders of warrants representing not less than 66-2/3% of the Shares issuable upon exercise of any and all outstanding Series C/C-1 Warrants, which approval does not need to include the consent of the Holder. Any amendment, waiver, discharge or termination effected in accordance with this Section 14(b) shall be binding upon each holder of the Warrants, each future holder of such Warrants and the Company; provided, however, that no special consideration or inducement may be given to any such holder in connection with such consent that is not given ratably to all such holders, and that such amendment must apply to all such holders equally and ratably in accordance with the number of Shares issuable upon exercise of the Warrants. The Company shall promptly give notice to all holders of Warrants of any amendment effected in accordance with this Section 14(b) .

(c)           Assignment. This Warrant may be assigned or transferred by the Holder only with the prior written approval of the Company, which shall not be unreasonably withheld; provided however, the Holder may assign or transfer this Warrant to any of its Affiliates (as defined in the Purchase Agreement) without the consent of the Company. As a condition to any such assignment or transfer, each assignee and transferee of this Warrant shall agree to be bound by the provisions of Section 2.11 of that certain Fourth Amended and Restated Investors’ Rights Agreement, dated as of the date hereof, among the Company and the parties named therein, to the same extent as if such assignee or transferee were a party to such agreement. This Warrant shall be binding upon any successors or assigns of the Company.

(d)           Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by commercial delivery service, mailed by registered or certified mail (return receipt requested), sent via facsimile (with confirmation of receipt) or electronic mail to the parties at the address for each party as set forth on the signature page hereto (or at such other address for a party as such party may designate pursuant to this Section 14).

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by facsimile shall be effective upon actual receipt if received during the recipients normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. All notices by facsimile shall be confirmed by the sender promptly after transmission via certified mail or personal delivery. Any party may change any address to which notice is to be given to it by giving notice as provided above or such change of address.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 14 if sent to the electronic mail address specified by the receiving party. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives verification of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

(e)           Counterparts .. This Warrant may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Warrant may also be executed and delivered by facsimile signature or by email in portable document format, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

GLORI ENERGY INC.

By:
Name:
Title:

Address:
4315 South Drive
Houston, TX 77053
Attn: President and Chief Executive Officer Facsimile #: (832) 412-1432
Email: spage@glorienergy.com

AGREED AND ACKNOWLEDGED:

“Holder”

(Signature)

(Print Name)

(Title if signing of behalf of an entity)

Address*:

Facsimile #:
Email:

*Please indicate address for notice purposes.

Glori Energy Inc.

Series C-1 Preferred Stock Purchase Warrant

Signature Page

NOTICE OF EXERCISE

TO:	Glori Energy Inc.
4315 South Drive
Houston, TX 77053
ATTN: President and Chief Executive Officer

1.           The undersigned hereby elects to purchase ______________ shares of the Series C-1 Preferred Stock (the “Shares”) of Glori Energy Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full.

2.           Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

(Print Name)

Address:

3.           The undersigned confirms that the Shares are being acquired for the account of the undersigned for investment only and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or selling the Shares.

(Date)	(Signature)

(Print Name)

NOTICE OF CONVERSION

TO:	Glori Energy Inc.
4315 South Drive
Houston, TX 77053
ATTN: President and Chief Executive Officer

1.           The undersigned hereby elects to convert the attached Warrant into __________ shares of the Series C-1 Preferred Stock (the “Shares”) of Glori Energy Inc. pursuant to Section 2(b) of such Warrant, which conversion shall be effected pursuant to the terms of the attached Warrant.

2.           Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

(Print Name)

Address:

3.           The undersigned represents that the Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

(Date)	(Signature)

(Print Name)